SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2003

LINCOLN INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Kentucky	Commission File No. 0-5767
# 61-0575092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 201, 2300 Greene Way
Louisville, Kentucky	40220
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (502) 671-0010

Item 4. Changes in Registrant’s Certifying Accountant.

On July 28, 2003, the company received written notice from its independent public accountant, Potter and Company, LLP, that “effective immediately” it would “no longer be feasible” . . . for them “to provide services for SEC companies” due to the Sarbanes-Oxley Act. The company has identified a successor independent accounting firm to complete its audit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lincoln International Corporation has duly caused this report to be signed on its behalf, by the undersigned, President and Chief Executive Officer, Thurman L. Sisney as thereunto duly authorized in the City of Louisville, Commonwealth of Kentucky, on the 22 day of September, 2003.

LINCOLN INTERNATIONAL CORPORATION

/S/ THURMAN L. SISNEY

By: Thurman L. Sisney, President
Date:	September 22, 2003